Exhibit 3(ii)2

Exhibit 3(ii)2

THE COMPANIES LAW (2007 REVISION)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

TRI-TECH HOLDING INC.

(as amended by Special Resolution of the Shareholders dated 14th May, 2009)

1. The name of the Company is TRI-TECH HOLDING INC.

2. The Registered Office shall be at the offices of Portcullis TrustNet (Cayman) Ltd., Marquee Place, Suite 300, 430 West Bay Road, P.O. Box 32052, Grand Cayman KY1-1208, Cayman Islands, British West Indies.

3. Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4. Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Law (2007 Revision).

5. Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6. If the Company is exempted, it shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7. The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

REGISTRAR OF COMPANIES

EXEMPTED

CAYMAN ISLANDS

8. The share capital of the Company is US$30,000.00 divided into 30,000,000 ordinary voting shares of a nominal or par value of US$0.001 each.

We, the undersigned, are desirous of being formed into a Company pursuant to this Memorandum of Association and the Companies Law (2007 Revision), and we hereby agree to take the numbers of shares set opposite our respective names below.

CERTIFIED TO BE A TRUE AND CORRECT COPY

SIG.

Flossiebell M. Maragh

Assistant Registrar

Date. 21st May, 2009

REGISTRAR OF COMPANIES

EXEMPTED

CAYMAN ISLANDS